Exhibit 99.2
FERRIS, BAKER WATTS, INCORPORATED
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                    ], 2008
     The undersigned hereby appoints Adrian Teel and Patrick Vaughan of Ferris, Baker Watts, Incorporated (“FBW”), or either one of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of FBW which the undersigned may be entitled to vote at the special meeting of FBW stockholders to be held at the offices of Venable LLP, 2 Hopkins Plaza, Baltimore, Maryland 21201 on [                         ], 2008 at [        ] local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
(CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

Please
Mark Here	☐
for Address
Change or
Comments
SEE REVERSE SIDE
Proposal 1: To adopt the Agreement and Plan of Merger, dated as of February 14, 2008, by and among FBW, Royal Bank of Canada, Steamer Acquisition Corp., and Adrian G. Teel, solely in his capacity as the shareholders’ representative, pursuant to which Steamer Acquisition Corp., a wholly-owned subsidiary of Royal Bank of Canada, will merge with and into FBW, and FBW will become a wholly-owned subsidiary of Royal Bank of Canada.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Proposal 2: To adjourn or postpone the special meeting of FBW stockholders, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt Proposal 1.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature	Signature	Date

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.